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                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in Registration Statement No. 33-93006 on Form S-3 and Registration Statement Nos. 33-60549, 33-68646, 33-68648, 33-96950, 333-40973, 333-40981, 333-75803, 333-84705, 333-46572,
333-46576, 333-81438, and 333-113736 on Form S-8 of our reports dated April 15,
2005 relating to the consolidated financial statements and financial statement schedule of ValueVision Media, Inc. and management's report on the effectiveness of internal control over financial reporting as of January 31, 2005 dated April 15, 2005, appearing in this Annual Report on Form 10-K of ValueVision Media, Inc. for the year ended January 31, 2005.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
April 15, 2005